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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of LNR Property Corporation on Form S-4 of our report dated February 25, 2004, on the consolidated financial statements of LandSource Communities Development LLC, appearing in the Annual Report on Form 10-K of LNR Property Corporation for the year ended November 30, 2003. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Miami, Florida
February 25, 2004